Exhibit 99.1

Vince Holding Corp. Announces Acquisition of Rebecca Taylor and Parker

Forms Diversified Contemporary Brand Portfolio

NEW YORK, November 5, 2019 - Vince Holding Corp. (NYSE: VNCE), a leading global luxury apparel and accessories brand (“Vince” or the “Company”), today announced that it has acquired (“the Acquisition”) Rebecca Taylor and Parker (collectively, “the Acquired Businesses”).  Rebecca Taylor and Parker are contemporary women’s brands distributed to high-end department and specialty stores worldwide as well as through their own branded e-commerce sites and in six Rebecca Taylor retail locations.  Combined net sales for Rebecca Taylor and Parker totaled approximately $84 million for the twelve-months ended February 2, 2019.

The Acquisition closed on November 3, 2019. Total cash consideration was $19.7 million reflecting the payoff of $19.2 million of outstanding debt obligations under the credit facility of the Acquired Businesses and $0.5 million of compensation expense.  On the closing date, the assets of the Acquired Businesses included $0.7 million of cash.  Vince funded the purchase with cash utilizing its existing revolving credit facility, which was increased by $20 million to $100 million simultaneously with the Acquisition. No changes to covenants were associated with the increase in the revolving credit facility.

The Acquisition is expected to be dilutive to fiscal 2019 earnings, both including and excluding expected fiscal 2019 non-cash pre-acquisition asset impairment charges related to the Acquired Businesses, the aforementioned payment of compensation expense as well as transaction costs incurred by Vince. The Company plans to provide additional details regarding the expected financial impact of the Acquisition on its fiscal 2019 financial results when it reports its third quarter earnings.

Brendan Hoffman, Chief Executive Officer of Vince, commented, “We are excited to be creating a diversified portfolio of highly recognized and distinct contemporary brands with this Acquisition.  The addition of Rebecca Taylor and Parker will position us to gain broad appeal across the contemporary spectrum.”

Mr. Hoffman continued, “We see opportunity to accelerate growth in each of these brands by implementing the Vince strategic playbook to build direct-to-consumer strategies, further expand brand awareness, and leverage core competencies through the sharing of best practices. The expansion of our revolving credit facility also provides us with additional financial flexibility to support our growth initiatives. We believe we have the opportunity to double revenue for the Company over time with the combination of this Acquisition and the continued execution of growth initiatives underway at the Vince brand.”

Strategic Rationale

•	Complementary brands that reach both ends of the contemporary spectrum, from opening to bridge, with limited overlap in price-points as well as fashion offering within the contemporary space.
o	Rebecca Taylor is a highly-recognized contemporary brand known for its signature prints, dimensional texture and modern nostalgia with a sophisticated edge.
o	Parker focuses on offering trend-right assortments while remaining true to the brand DNA.

•	Acquisition expected to accelerate revenue growth for the Company
o	Potential to double revenue over time from the Company’s previous fiscal 2019 revenue guidance of between $295 million to $305 million prior to the Acquisition through:
▪	Incremental sales from the Acquisition
▪	Strategic growth initiatives for the Acquired Businesses
-	Accelerate direct-to-consumer business at Rebecca Taylor with brick-and-mortar stores and e-commerce initiatives
-	Accelerate expansion of international distribution
-	Extend apparel product classifications by leveraging core competencies of Vince
-	Grow Rebecca Taylor RNTD (rental business) and develop new revenue streams
▪	Continued execution of multiple growth initiatives at the Vince brand
-	Selectively expand retail doors in U.S. markets
-	Build international presence across retail, e-commerce and wholesale channels
-	Drive brand engagement fueled by e-commerce strategy and the customer journey across channels
-	Expand brand-relevant product categories and develop new licensing partnerships
-	Explore further acquisitions to drive growth, synergies and expand core competencies

•	Potential to drive operating margin expansion through:
o	Leveraging higher revenue
o	Benefiting from economies of scale
o	Creating operational efficiencies

Since the Acquisition is a transaction between commonly controlled entities, U.S. Generally Accepted Accounting Principles requires the retrospective combination of the entities for all periods presented as if the combination had been in effect since inception of common control.  Accordingly, the Acquisition will reflect historical balance sheet data for the Acquired Businesses instead of reflecting the fair market value of their assets and liabilities at the time of acquisition.

The Acquisition was reviewed, negotiated and approved by a special committee of the Company’s board of directors consisting solely of independent directors, represented by independent advisors. Ropes & Gray LLP acted as counsel to the special committee.

ABOUT VINCE

Established in 2002, Vince is a leading global luxury apparel and accessories brand best known for creating elevated yet understated pieces for every day. The collections are inspired by the brand’s California origins and embody a feeling of warm and effortless style. Vince designs uncomplicated yet refined pieces that approach dressing with a sense of ease. Known for its range of luxury products, Vince offers women’s and men’s ready-to-wear and footwear as well as capsule collections of handbags, fragrance, and home for a global lifestyle. Vince products are sold in prestige locations worldwide. As of November 5, 2019, the Company operated 48 full-price retail stores, 15 outlet stores, its e-commerce site, vince.com, as well as its subscription business, Vince Unfold. The Company is headquartered in New York and operates a design studio in Los Angeles. Please visit www.vince.com for more information.

ABOUT REBECCA TAYLOR

Founded in 1996 in New York City, Rebecca Taylor is a high-end women’s contemporary lifestyle brand inspired by beauty in the everyday. With an emphasis on signature prints, dimensional texture and modern nostalgia, the collection cultivates a look of romantic fragility with a sophisticated edge. Every Rebecca Taylor piece offers a carefully crafted silhouette that feels essential, set apart by distinctive detail that captures the imagination and elevates the art of dressing for every occasion. The Rebecca Taylor collection is available at Rebecca Taylor boutiques and at rebeccataylor.com as well as high-end department and specialty stores worldwide.

ABOUT PARKER

Founded in 2008 in New York City, Parker is a contemporary women’s fashion brand with high perceived value.  Created and designed for the fashionable city girl, Parker has developed a strong brand following and a true connection with the consumer. The emotional and compelling, yet easy to wear collection offers a wide range of categories and more affordable price points, giving the consumer her entry point into the luxury world. The Parker collection is available at parkerny.com as well as high-end department and specialty stores worldwide.

Forward-Looking Statements: This document, and any statements incorporated by reference herein, contains forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding, among other things, our current expectations about the Company's future results and financial condition, revenues, store openings and closings, margins, expenses and earnings and are indicated by words or phrases such as “may,” “will,” “should,” “believe,” “expect,” “seek,” “anticipate,” “intend,” “estimate,” “plan,” “target,” “project,” “forecast,” “envision” and other similar phrases. Although we believe the assumptions and expectations reflected in these forward-looking statements are reasonable, these assumptions and expectations may not prove to be correct and we may not achieve the results or benefits anticipated. These forward-looking statements are not guarantees of actual results, and our actual results may differ materially from those suggested in the forward-looking statements. These forward-looking statements involve a number of risks and uncertainties, some of which are beyond our control, including, without limitation: the expected effects of the Acquisition on the Company; our ability to integrate the Acquired Businesses with Vince, including our ability to retain customers, suppliers and key employees; our ability to realize the benefits of our strategic initiatives; our ability to maintain our larger wholesale partners; the execution and management of our retail store growth plans; our ability to make lease payments when due; our ability to expand our product offerings into new product categories, including the ability to find suitable licensing partners; our ability to comply with the obligations under our credit facilities; our ability to continue having the liquidity necessary to service our debt, meet contractual payment obligations, and fund our operations; our ability to remediate the identified material weakness in our internal control over financial reporting; our ability to optimize our systems, processes and functions; our ability to mitigate system security risk issues, such as cyber or malware attacks, as well as other major system failures; our ability to comply with privacy-related obligations; our ability to comply with domestic and international laws, regulations and orders; changes in laws and regulations; our ability to ensure the proper operation of the distribution facilities by third-party logistics providers; our ability to anticipate and/or react to changes in customer demand and attract new customers, including in connection with making inventory commitments; our ability to remain competitive in the areas of merchandise quality, price, breadth of selection and customer service; our ability to keep a strong brand image; changes in global economies and credit and financial markets; our ability to attract and retain key personnel; our ability to protect our trademarks in the U.S. and internationally; the execution and management of our international expansion, including our ability to promote our brand and merchandise outside the U.S. and find suitable partners in certain geographies; our current and future licensing arrangements; the extent of our foreign sourcing; fluctuations in the price, availability and quality of raw materials; commodity, raw material and other cost increases; our reliance on independent manufacturers; seasonal and quarterly variations in our revenue and income; further impairment of our goodwill and indefinite-lived intangible assets; competition; other tax matters; and other factors as set forth from time to time in our Securities and Exchange Commission filings, including those described under “Item 1A—Risk Factors” in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.  We intend these forward-looking statements to speak only as of the time of this release and do not undertake to update or revise them as more information becomes available, except as required by law.

Investor Relations Contact:

ICR, Inc.
Jean Fontana, 646-277-1214
Jean.fontana@icrinc.com